Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces First Quarter 2022 Financial Results

Announced acquisition of RE2, Inc.

Ended the first quarter with $199 million in unrestricted cash and cash equivalents

Initial production of commercial units of Guardian® XO® industrial exoskeleton and Guardian®XTTM teleoperated dexterous robotic system still expected to commence by the end of 2022

SALT LAKE CITY — May 11, 2022 — Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the development of highly dexterous robotic systems that augment humans to enhance productivity and safety, today announced financial results for the quarter ending March 31, 2022.

Recent highlights include:

•
Announced the successful closing of the previously announced acquisition of RE2, Inc., bringing together two of the most experienced commercial robotics teams and nearly doubling the size of Sarcos’ engineering team
•
RE2 announced a developmental partnership with JLG Industries, Inc. to integrate RE2 SapienTM robotic arm technology with JLG access equipment
•
Carried out demonstrations of Guardian® XTTM highly dexterous teleoperated robot functionality to both government and commercial customers including the use of off-the-shelf grinding, buffering, and welding tools

“Our most recent key development was the announcement of our acquisition of RE2,” said Kiva Allgood, President and CEO, Sarcos. “A second development location in Pittsburgh, one of the nation’s leading robotics centers, as well as the addition of RE2’s world class engineering team will allow us to meet the needs of more customers and offer solutions to a wider range of use cases. The combination of RE2 and Sarcos is great news for our employees, partners, customers, and stockholders” said Allgood.

Financial results

Total revenue was $0.7 million in the first quarter, a decline from $1.8 million during the same period in 2021, driven by a focus on projects aligned with the company’s commercialization efforts and the timing of work efforts on different projects.

Total operating expenses for the first quarter were $26.4 million, compared to first quarter 2021 operating expenses of $7.0 million. 55% of this increase was related to higher stock-based compensation expense. Other general and administrative expenses also increased, primarily as a result of expenses related to public company compliance costs and expenses related to the acquisition of RE2.

Research and development expenses were higher compared to the prior year period due to increased headcount and overhead resulting from investments to develop and commercialize our Guardian XO industrial exoskeleton and Guardian XT teleoperated dexterous robotic system. These expenditures were focused on the recruitment of new team members, particularly in engineering and supply chain, and investments in manufacturing capabilities.

The first quarter 2022 net loss was $19.2 million, compared to a net loss of $5.2 million in the same period of the prior year, mainly due to the increase in stock-based compensation expense and the increase in other general and administrative and research and development expenses discussed previously.

Excluding certain items, first quarter non-GAAP net loss was $13.3 million or ($0.10) non-GAAP net loss per diluted share compared to first quarter 2021 non-GAAP net loss of $4.7 million or ($0.05) non-GAAP net loss per diluted share.

Non-GAAP net loss excludes the impact of stock-based compensation expense, changes in the value of our warrant liability, and certain acquisition costs. A reconciliation of net loss to non-GAAP net loss is included at the end of this release.

Sarcos ended the quarter with $199 million in unrestricted cash and cash equivalents on its balance sheet. The discussion in this press release regarding Sarcos’ results of operation for the three months ended March 31, 2022, does not include the financial results of RE2, as Sarcos had not acquired RE2 as of March 31, 2022.

Development outlook and financial guidance

In line with previous guidance, Sarcos continues to expect to commence initial production of commercial units of its Guardian XO industrial exoskeleton and Guardian XT robotic system by the end of 2022 for delivery to customers early in 2023.

Several demonstrations of the Guardian XT robot Beta units to partners and customers have taken place in Sarcos’ facility since the start of the year and the company continues to expect that Guardian XT robot Beta units will be placed with customers for field tests in mid-2022.

As previously announced, functionality testing of key elements of the first Beta Guardian XO industrial exoskeleton is under way and the company continues to expect that Guardian XO robot Beta units will be available for testing in the second half of 2022.

Excluding the impact of the RE2 acquisition, Sarcos continues to believe that its monthly cash used in operating activities and purchases of property and equipment, will average $5.5 million for 2022. In addition, Sarcos continues to estimate a cash impact for 2022 averaging approximately $1 million a month from the acquisition of common stock for tax withholding obligations which Sarcos does not currently expect to continue in 2023. As a result, Sarcos believes it will have a total estimated monthly average use of cash, or cash burn, of approximately $6.5 million in 2022 (excluding the impact of the RE2 acquisition).

Due to uncertainty around availability and lead-times, Sarcos has decided to begin sourcing certain materials and components required for the manufacture of its commercial units in 2023. These purchases will not impact the company’s operating expenses for 2022 but are expected to impact the 2022 year-end cash total by up to $3 million.

Sarcos is still assessing the impact of the acquisition of RE2 on company earnings and cash burn and the guidance discussed above does not include any expectations regarding RE2. Sarcos expects to provide guidance for the combined company on future earnings calls. However, the company continues to believe that the acquisition of RE2 will not materially impact the combined company’s cash burn in the near term.

Webcast

Sarcos will hold a conference call to discuss the first quarter 2022 financial results, along with management’s business outlook, at 5:00 p.m. ET on Wednesday, May 11, 2022. Interested investors can access the webcast at investor.sarcos.com under the events section. A replay will also be available at investor.sarcos.com for one month after the call.

For more information on Sarcos, its leadership team, and its award-winning product portfolio, please visit www.sarcos.com.

###

About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a leader in industrial robotic systems that augment human performance by combining human intelligence, instinct, and judgment with the strength, endurance, and precision of machines to enhance employee safety and productivity, enable remote operations and reduce operational costs. Sarcos’ mobile robotic systems, including the Guardian® XO®, Guardian® XT™, Guardian® GT, and Guardian® S, along with the SapienTMfamily of robotic arms, RE2 Detect™ computer vision software, and RE2 Intellect™ autonomy software, are designed to revolutionize the future of work wherever physically demanding tasks are required. Sarcos is headquartered in Salt Lake City, Utah, and now has a second location in Pittsburgh, PA. For more information, please visit www.sarcos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Sarcos’ product roadmap, including the expected timing of product commercialization or new product releases; the expected benefits of the acquisition of RE2 and Sarcos’ ability to realize those benefits; Sarcos’ performance following the acquisition of RE2;

customer interest in Sarcos’ products; and Sarcos’ use of and needs for capital. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”). In addition to factors previously disclosed in Sarcos’ reports filed with the SEC and those identified in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: Sarcos’ ability to execute on its business strategy, address staffing shortages and supply chain disruptions, launch its products within expected timelines, develop new products and services and enhance existing products and services; Sarcos’ ability to respond rapidly to emerging technology trends; Sarcos’ ability to compete effectively, recruit and retain qualified personnel and manage growth and costs; the ability to successfully integrate RE2’s operations, personnel, products and technologies; the risk that the anticipated benefits of the planned acquisition of RE2 may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the economy and competitive factors in the areas where Sarcos and RE2 do business; general competitive, economic, geopolitical and market conditions; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Sarcos’ Quarterly Report on Form 10-Q filed with the SEC on May 11, 2022. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$198,958	$217,114
Accounts receivable	800	788
Unbilled receivables	159	221
Inventories, net	1,005	1,006
Prepaid expenses and other current assets	6,969	9,202
Total current assets	207,891	228,331
Property and equipment, net	6,841	7,051
Other non-current assets	460	441
Total assets	$215,192	$235,823
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,629	$1,681
Accrued liabilities	3,867	4,480
Total current liabilities	5,496	6,161
Warrant liabilities	7,283	13,701
Other non-current liabilities	1,988	1,999
Total liabilities	14,767	21,861
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 990,000,000 shares authorized as of March 31, 2022, and December 31, 2021; 139,026,245 and 137,722,658 shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	14	14
Additional paid-in capital	365,104	359,439
Accumulated deficit	(164,693)	(145,491)
Total stockholders’ equity	200,425	213,962
Total liabilities and stockholders’ equity	$215,192	$235,823

See Sarcos 10-Q filing dated May 11, 2022, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue, net	$743	$1,799
Operating expenses:
Cost of revenue	488	1,202
Research and development	5,881	2,815
General and administrative	17,792	2,314
Sales and marketing	2,211	656
Total operating expenses	26,372	6,987
Loss from operations	(25,629)	(5,188)
Interest income (expense), net	11	(10)
Gain on warrant liability	6,414	—
Other income, net	2	—
Loss before provision for income taxes	(19,202)	(5,198)
Provision for income taxes	—	—
Net loss	$(19,202)	$(5,198)
Net loss per share:
Basic and diluted	$(0.14)	$(0.05)
Weighted-average shares used in computing net loss per share
Basic and diluted	137,908,690	104,059,652

See Sarcos 10-Q filing dated May 11, 2022, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(19,202)	$(5,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	10,850	173
Depreciation	268	111
Change in fair value of warrant liability	(6,414)	—
Changes in operating assets and liabilities
Accounts receivable	(12)	985
Unbilled receivable	62	(423)
Inventories	1	(311)
Deferred transaction costs	—	(1,427)
Prepaid expenses and other current assets	2,233	(1,105)
Other non-current assets	(18)	2
Accounts payable	403	454
Accrued liabilities	(616)	537
Accrued transaction fees	—	1,133
Deferred rent	(6)	—
Other non-current liabilities	(1)	1,198
Net cash used in operating activities	(12,452)	(3,871)
Cash flows from investing activities:
Purchases of property and equipment	(514)	(962)
Net cash used in investing activities	(514)	(962)
Cash flows from financing activities:
Proceeds from notes payable	—	2,000
Proceeds from exercise of stock options	65	20
Shares repurchased for payment of tax withholdings	(5,254)	—
Purchase of non-controlling interest	—	(200)
Payment of obligations under capital leases	(1)	(1)
Net cash (used in) provided by financing activities	(5,190)	1,819
Net decrease in cash, cash equivalents	(18,156)	(3,014)
Cash, cash equivalents at beginning of period	217,114	33,664
Cash, cash equivalents at end of period	$198,958	$30,650
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable at period-end	$—	$45
Leasehold improvements paid by lessor	$—	$424

See Sarcos 10-Q filing dated May 11, 2022, for accompanying notes to the condensed consolidated financial statements.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net loss and non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net loss as our GAAP measured net loss excluding the impacts of stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, expenses related to a business combination and other non-recurring non-operating expenses. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to non-GAAP net loss is net loss. The most directly comparable GAAP measure to non-GAAP net loss per share is net loss per share. We believe excluding the impact of the previously listed items in calculating non-GAAP net loss and non-GAAP net loss per share can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net loss and non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe non-GAAP net loss and non-GAAP net loss per share provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share rather than net loss and net loss per share, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net loss and non-GAAP net loss per share when they report their operating results, limiting the usefulness of non-GAAP net loss and non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net loss and non-GAAP net loss per share as tools for comparison.

The following table reconciles non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021
Net loss	$(19,202)	$(5,198)
Non-GAAP adjustments:
Stock-based compensation expense	10,850	173
Gain on warrant liability	(6,414)	—
Expenses related to business combinations (1)	1,473	284
Non-GAAP net loss	$(13,293)	$(4,741)
Net loss per share
Basic and diluted	$(0.14)	$(0.05)
Non-GAAP net loss per share
Basic and diluted	$(0.10)	$(0.05)
Weighted-average shares used in computing net loss per share
Basic and diluted	137,908,690	104,059,652
(1)
Expenses related to our business combinations with RE2, Inc., during 2022, and Rotor Acquisition Corp., during 2021, are included within general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss.

Investor Contact:

Ben Mimmack

Head of Investor Relations

(801) 419-0438

pr@sarcos.com

ir@sarcos.com